SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8 - K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 April 28, 1998



                                 FFW CORPORATION
             (Exact name of Registrant as specified in its Charter)



        Delaware                        0 - 21170               35 - 1875502
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File No.)         (IRS Employer
of incorporation)                                         Identification Number)



                1205 N. Cass Street, Wabash, Indiana 46992 - 1027
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code: (219) 563 - 3185


                                       N/A
          (Former name or former address, if changed since last report)

Item 5.   Other Events

         On April 28, 1998, the Registrant issued the attached press release.

Item 7.   Financial Statements and Exhibits

         (a)     Exhibits

                  1. Press release, dated April 28, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                        FFW CORPORATION

Date: April 29, 1998                                By: \s\ Nicholas M. George
      --------------                                    ----------------------
                                                        Nicholas M. George
                                                        President and Chief
                                                        Executive Officer

                                                    Date: April 28, 1998

                                                    Contact: Nicholas M. George,
                                                             President
                                                             (219) 563-3185
PRESS RELEASE                                              FOR IMMEDIATE RELEASE

         FFW CORPORATION ANNOUNCES A 11% INCREASE IN NET INCOME
                      FOR THE QUARTER ENDED MARCH 31, 1998

         Wabash, IN--FFW Corporation (NASDAQ: FFWC) holding company for First Federal Savings Bank of Wabash, Indiana, announced operating results for the quarter ended March 31, 1998. Net income for the quarter ended March 31, 1998, was $498,000 or $ 0.35 per diluted share compared to $447,000 or $ 0.33 per diluted share for the quarter ended March 31, 1997. This equates to an increase of 11.4% and 6.1%, respectively, in net income and diluted earnings per share. The earnings per share reflect an adjustment for a 2 for 1 stock split on December 31, 1997, and changes related to SFAS No. 128 "Earnings Per Share".

         Nicholas M. George, President of FFW Corporation, credited the quarter's earnings to a continued growth in the bank's mortgage, consumer, and commercial loan portfolio's. Net interest income, the difference between interest income and interest expense paid, increased $250,000. The increase of $206,000 in non-interest expense over the prior year, was due to increased staffing, and amortization of goodwill related to the purchase of the branch office in South Whitley, Indiana.

         Net income for the nine months ended March 31, 1998 was $1.4 million or $1.04 per diluted share, compared to $953,000 or $ 0.68 per share for the nine months ended March 31, 1997. Mr. George, attributed the majority of the increased earnings to the reduced SAIF premium. In 1996 the one time SAIF assessment was $337,800($0.24 per diluted share) net of tax.

         FFW Corporation's total assets for the nine months ended March 31, 1998 increased by $18.7 million to a total of $198.7 million a 10.4% increase. Net loans receivable for the nine months ended March 31, 1998 increased by $18.0 million to total of $132.2 million a 15.8% increase.

         First Federal Savings Bank operates full-service offices in Wabash, North Manchester, South Whitley, and Syracuse that offer a variety of loan and deposit products. Investment services such as purchases of stocks, mutual funds and insurance products are offered through an affiliated company, FirstFed Financial Incorporated.









FFW Corporation                                                   April 28, 1998

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                              (Unaudited)
Selected Balance Sheet Data:                           3/31/98           6/30/97
                                                      --------          --------
                                                            (In Thousands)
Total Assets ...............................          $198,712          $180,055
Loans Receivable Net .......................           132,193           114,159
Loans Held for Sale ........................                 0                 0
Securities Available for Sale ..............            50,799            40,450
Deposits ...................................           124,025           116,118
Borrowings .................................            52,000            44,800
Stockholders' Equity .......................            19,044            17,141
                                                                 (Unaudited)                      (Unaudited)
                                                              Three Months Ended               Nine months Ended
Selected Operating Data:                                   3/31/98          3/31/97         3/31/98         3/31/97
                                                          ----------      ----------      ----------      ----------
                                                                                  (In Thousands)
Total Interest Income ...............................     $    3,705      $    3,075      $   10,790      $    9,027
Total Interest Expense ..............................          2,179           1,799           6,350           5,360
                                                          ----------      ----------      ----------      ----------
  Net Interest Income ...............................     $    1,526      $    1,276      $    4,440      $    3,667
Provision for Loan Losses ...........................            100              35             365              70
                                                          ----------      ----------      ----------      ----------
  Net Interest Income After Provision for Loan Losses     $    1,426      $    1,241      $    4,075      $    3,597
Gain on Sales of Interest Earning Assets ............             29               7              71              37
Net Unrealized Losses on Loans Held for Sale ........              0               0               0               0
Other Non-Interest Income ...........................            237             150             680             438
Other Non-Interest Expenses .........................           -936            -730          -2,776          -2,729
                                                          ----------      ----------      ----------      ----------
  Income Before Income Taxes ........................     $      756               $      $    2,050      $    1,343
                                                                                                                 668
Income Tax Expense ..................................            258             221             604             390
                                                          ----------      ----------      ----------      ----------
  Net Income ........................................     $      498      $      447      $    1,446      $      953*
                                                          ==========      ==========      ==========      ==========

 Earnings Per Common & Common Equivalent Shares ***
Basic ...............................................     $      .35      $      .34      $     1.04      $      .71**
Diluted .............................................     $      .35      $      .33      $     1.04      $      .68**
Dividend Paid Per Share .............................     $      .09      $     .075      $      .27      $     .225
Average Shares Outstanding ..........................      1,405,931       1,332,333       1,394,111       1,341,927

 Supplemental Data:
Interest Rate Spread ................................           2.63%           2.74%           2.68%           2.67%
Return on Average Assets**** ........................           1.01%           1.13%           1.02%            .82%
Return on Average Equity**** ........................          10.67%          11.12%          10.66%           8.07%

*    Reduced by SAIF assessment net of tax of $337,800
**   Earnings per Share reduced by SAIF assessment net of tax of $.24
*** All per share data reflect a 100% stock dividend on December 31, 1997 **** Annualized